Exhibit 99.1

One Commerce Square
Memphis, TN 38150

NEWS RELEASE

FOR IMMEDIATE RELEASE
Investor Relations Contact:
M.J.A. “Jekka” Pinckney
901.523.3525

Media Contact: Eileen Sarro
901.523.3605

National Commerce Financial Reports Third Quarter Earnings of $.42 Per Diluted Share

MEMPHIS, Tennessee, (October 16, 2003) —- National Commerce Financial Corporation (NYSE: NCF) today announced third quarter 2003 net income of $85.8 million or $.42 per diluted share, compared to $71.5 or $.35 per diluted share.

During the third quarter, gains totaling $44.2 million were realized from the sale of the Company’s merchant processing portfolio and five bank branches. The Company has taken actions which create a stronger earnings base entering fourth quarter and 2004. Third quarter earnings included expenses for penalties for early retirement of debt of $32.0 million; provision for loan losses of $2.3 million; severance of $1.6 million; occupancy for consolidating ten branches of $1.4 million; other expenses of $1.7 million for the write down of other repossessed and foreclosed assets; and investment securities losses of $4.5 million. These events roughly offset and collectively had no material impact on reported net income per share.

Second quarter earnings of $71.5 million or $.35 per diluted share, included $.05 after-tax per diluted share of expense for employment contract termination payments and litigation related to the Company’s First Mercantile business unit. The Company continues to record non-cash core deposit amortization expense related to previous acquisitions. Third quarter core deposit amortization expense was $15.1 million, compared to $15.7 million in second quarter.

“I am extremely proud of our third quarter performance. A clear focus on revenue and expense initiatives produced very strong results and allowed us to improve the overall quality of our earnings. Additionally, after a thorough review of our operations we sold our merchant processing portfolio at a substantial gain allowing the Company to improve the product offered to our customers and better position its balance sheet for the future,” said William R. Reed Jr., president and chief executive officer of NCF. “Our momentum is strong as we enter fourth quarter and 2004. While third quarter net income per share rose $.02 over second quarter (excluding second quarter’s unusual expenses employee contract termination payments and First Mercantile litigation), operationally EPS increased $.03 as second quarter earnings benefited from investment securities gains. It is important to note that neither unusual gains and expenses, investment securities gains, nor share buy-backs benefited third quarter net income per share.”

For the nine months ended September 30, 2003, net income and net income per diluted share were $221.4 million and $1.07, respectively, compared to $238.7 million and $1.14 for the nine months ended

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September 30, 2002. Net income for the nine months ended September 30, 2003, includes $.11 after-tax per diluted share of expense for employment contract termination payments and litigation related to the Company’s First Mercantile business unit. Net income for the nine months ended September 30, 2002, includes $.02 after-tax per diluted share of conversion/merger expenses. Core deposit amortization expense for the first nine months of 2003 was $47.0 million versus $.53.0 million for the same period in 2002.

REVENUE

Revenue growth, excluding second quarter’s investment securities gains and the revenue related items in the second paragraph, increased 9.7 percent annualized on a sequential-quarter basis as a result of strong growth in net interest income and non-interest income. Taxable equivalent net interest income totaled $192.5 million, an annualized increase of 8.7 percent from second quarter 2003. Loan growth continued strong in the third quarter with double-digit annualized growth rates in period-end balances in most loan categories as well as at First Market Bank (the Company’s 49 percent-owned, Richmond, Virginia, based savings bank). End-of-period loans at First Market Bank increased to $556.6 million, up 17.0 percent annualized from second quarter 2003.

Period End Loans

($ in thousands)	3Q03	2Q03	Annualized % Change
Commercial	3,654,366	3,570,337	9.4
CRE	3,854,437	3,719,164	14.5
Consumer	4,238,782	4,128,195	10.7
Mortgage[1]	939,532	783,615	79.6
Other	210,657	210,135	1.0
Total loans[1]	12,897,774	12,411,446	15.7
First Market Bank	556,564	533,840	17.0

[1] Excludes mortgage loans held for sale

Third quarter 2003 non-interest income, excluding second quarter’s investment securities gains and the revenue related items in the second paragraph, increased 11.1 percent annualized over the second quarter of this year. The growth during the quarter was driven primarily by an increase in mortgage banking income, the Company’s asset management businesses, and earnings from First Market Bank, offset by declines in services charges on deposits and the Company’s capital markets business unit. The decline in service charges on deposits was mainly attributable to a reduction in debit card revenue.

First Market Bank, with the great support of our joint venture partner Ukrop’s Supermarkets, Inc., continues to be one of the fastest growing banks in the country based on deposit, loan, asset and net income growth. A complete banking franchise with both traditional and in-store locations, First Market Bank outperforms its peers through its added convenience and superb customer service. Of special note this quarter, First Market Bank reached $1 billion in total assets and had its first month where it earned over $1 million in net income. With its first branch opening November 1997, First Market Bank has proven success the of NCF’s de novo expansion model, having achieved its existing base of business solely through organic growth.

NET INTEREST MARGIN

The net interest margin for the third quarter of 2003 was 3.83 percent, down 3 basis points from 3.86 percent in the second quarter of 2003. The net interest spread was flat versus the prior quarter at 3.56 percent with the earning-asset yield and interest-bearing liability cost both declining 27 basis points. The growth in average balances of non-interest bearing deposits remains strong, up 32.0 percent annualized in third quarter, helping raise the percentage of free funding from 15.0 percent to 15.7 percent.

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During the third quarter, the Company took additional steps to improve the net interest margin. The Company prepaid fixed-rate term borrowings of approximately $658.0 million, replacing the funding with lower cost borrowings, and sold approximately $300.0 million of investment securities, reinvesting the proceeds in higher yielding securities with a comparable average life. The third quarter net interest margin benefited slightly from these transactions and the Company expects the net interest margin to further strengthen in the fourth quarter and 2004 in a stable to rising rate environment. The September net interest margin percentage was 3.86 percent.

ASSET QUALITY

Net charge-offs were $10.1 million or .31 percent of average loans in the third quarter of 2003. Non-performing assets remained stable in the third quarter. At September 30, 2003, non-performing assets totaled $66.6 million or .50 percent of end of period loans, foreclosed real estate, and other repossessed assets, compared to $66.2 million or .51 percent at June 30, 2003. Non-performing assets at September 30, 2003, included $36.0 million of non-performing loans, $25.5 million of foreclosed real estate, and $5.1 million of other repossessed assets.

The allowance for loan losses, at September 30, 2003 was $172.2 million or 1.34 percent of end of period total loans, excluding mortgage loans held for sale, up from $167.3 million or 1.35 percent at June 30, 2003. The current allowance provides a coverage level of 4.30 times third quarter annualized net charge-offs, 4.79 times non-performing loans, and 2.58 times non-performing assets, each significantly above industry levels.

OPERATIONAL EFFICIENCY

The Company continued to experience positive operating leverage in third quarter improving the cash efficiency ratio to 49.02% from 50.40% (which the Company defines as total non-interest expense, less core deposit amortization and the expense related items in the second paragraph, divided by fully-taxable equivalent net interest income and non-interest income, less investment securities gains and the revenue related items in the second paragraph).

Cash Efficiency Ratios

($ in thousands)	3Q03	2Q03	Annualized % Change
Banking revenues	$261,133	$251,588	15.2
Banking operating cash expense	116,133	116,497	(1.3)
Banking operating cash efficiency ratio	44.47%	46.30%

Financial Enterprise revenues	57,263	59,501	(15.0)
Financial Enterprise operating cash expense	40,938	40,893.4
Financial Enterprise cash efficiency ratio	71.49%	68.73%

NCF revenues	316,454	308,991	9.7
NCF cash operating expense	155,129	155,742	(1.6)
NCF operating cash efficiency ratio	49.02%	50.40%

DE NOVO EXPANSION

The Company’s most recent and largest de novo expansion continues to perform as projected. The entry into Atlanta has provided added convenience and has led to significant deposit growth on deposits in the early phase of de novo expansions have led to significant deposit growth in a very short amount of time.

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End of period deposits increased to $409.8 million, up from $382.2 in second quarter 2003. End of period loans increased to $215.0 million, up from $149.8 million in second quarter 2003.

To date, the franchise consists of 31 full-service banking locations of which three are traditional and 28 are in-store, one private banking team, and one commercial lending team. During the third quarter, four additional in-store locations as well as an additional private banker were added. In October two ins-store locations and four traditional locations, previously acquired from Wachovia, will open. A fifth traditional location will open by the end of fourth quarter increasing the total number of branch locations to 38 by year-end. Additional Kroger in-store locations as well the remaining acquired Wachovia branches are planned but have not been determined for 2004.

Additionally, NCF will begin a pilot program with Wal-Mart in October to enhance the performance of its existing National Bank of Commerce branches in 16 Wal-Mart locations in Georgia and Tennessee. These branches will be co-branded “Wal-Mart Money Centers by National Bank of Commerce” and migrate to an “everyday low price” type value offer. The branches will be staffed and operated by NBC, and may deliver certain financial services currently offered by Wal-Mart (for example, money transfers, money orders and payroll check cashing) with the complete array of traditional banking and financial services offered by NBC. The opportunity is to provide customers with a convenient, one-stop financial center inside the Wal-Mart stores.

Supplemental financial tables are available on the Company’s website at www.ncfcorp.com/releases.cfm.

ABOUT NCF

National Commerce Financial Corporation, headquartered in Memphis, Tennessee, is a sales and marketing organization that delivers select financial and consulting services through a national network of banking and non-banking affiliates. With $23 billion in assets, NCF operates almost 500 branches in 14 of the nation’s fastest growing metropolitan areas throughout the southeast.

NON-GAAP FINANCIAL INFORMATION

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (GAAP). NCF’s management uses these non-GAAP measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to exclude the effects of unusual litigation related expenses, conversion/merger expenses, and employment contract terminations as well as the amortization of core deposit intangibles. These non-GAAP measures may also exclude other significant gains or losses that are unusual in nature. Since these items and their impact on NCF’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of NCF’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

FORWARD-LOOKING STATEMENTS

These statements constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. NCF does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to competition from both financial and non-financial institutions; changes in interest rates, deposit flows, loan demand and real estate values; changes in legislation or regulation; changes in accounting principles, policies or guidelines; the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond the control of NCF; and other economic, competitive, governmental, regulatory and technological factors affecting NCF specifically or the banking industry or economy generally.

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NATIONAL COMMERCE FINANCIAL CORPORATION

Current Quarter Financial Highlights

(In Thousands Except Share and Per Share Data)

	Three Months Ended			% Change Fav/(Unfav)	Three Months Ended			% Change Fav/(Unfav)
	9/30/2003		6/30/2003		9/30/2003		9/30/2002
Earnings and Earnings Per Share
Revenues (TE)	$356,138		311,451	14.3	356,138		296,335	20.2
Net income	85,809		71,507	20.0	85,809		82,977	3.4
Average basic shares outstanding	204,609,099		204,628,675		204,609,099		206,258,720
Average diluted shares outstanding	206,005,174		205,700,819		206,005,174		208,328,301
Basic EPS	$.42		.35	20.0	.42		.40	5.0
Diluted EPS	.42		.35	20.0	.42		.40	5.0

Asset Quality Ratios
Loan loss allowance to total loans	1.30%		1.30		1.30		1.28
Net loans charged-off (annualized) to average loans	.31		.28		.31		.29
Nonperforming assets to loans plus foreclosed real estate and other repossessed assets	.50		.51		.50		.50
Loan loss allowance to net charge-offs (annualized)	4.30	x	4.69		4.30		4.44
Loan loss allowance to nonperforming loans	4.79		4.94		4.79		5.51

Selected Average Balances
Assets	$22,727,299		22,173,395	2.5	22,727,299		20,639,674	10.1
Loans	13,065,302		12,614,546	3.6	13,065,302		12,600,075	3.7
Investment securities (1)	6,688,614		6,674,537.2		6,688,614		5,310,350	26.0
Core deposits	13,180,992		13,056,980.9		13,180,992		12,358,788	6.7
Stockholders’ equity	2,734,081		2,702,937	1.2	2,734,081		2,606,497	4.9

Selected Period End Balances
Assets	$22,890,089		22,679,991.9		22,890,089		20,943,731	9.3
Loans	13,262,380		12,909,893	2.7	13,262,380		12,740,563	4.1
Investment securities	6,702,885		6,756,217	(.8)	6,702,885		5,447,133	23.1
Core deposits	13,182,330		13,382,416	(1.5)	13,182,330		12,566,599	4.9
Stockholders’ equity	2,729,403		2,720,435.3		2,729,403		2,639,513	3.4
Shares outstanding	204,808,440		204,384,778		204,808,440		205,767,938
Number of banking offices	471		482		471		472
Number of ATMs	555		556		555		550
Number of full-time equivalent employees (FTE)	5,458		5,582		5,458		5,402

Capital Ratios
Period-end tangible equity to period-end tangible assets	6.74%		6.70		6.74		6.69
Risk-based capital ratios:
Tier 1 capital	10.50	E	10.69		10.50	E	10.55
Total capital	11.57	E	11.79		11.57	E	11.74
Leverage ratio	7.88	E	7.81		7.88	E	7.85

E—Estimated

(1) Average balances exclude the mark-to-market adjustment for Statement of Financial Accounting Standards No. 115.

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NATIONAL COMMERCE FINANCIAL CORPORATION

Year to Date Financial Highlights

(In Thousands Except Share and Per Share Data)

	Nine Months Ended			$ Change Fav/(Unfav)	% Change Fav/(Unfav)
	09/30/2003		09/30/2002
Earnings and Earnings Per Share
Revenues (TE)	$960,792		853,581	107,211	12.6
Net income	221,406		238,744	(17,338)	(7.3)
Average Basic Shares Outstanding	204,833,742		206,126,098
Average Diluted Shares Outstanding	206,151,148		208,531,349
Basic EPS	$1.08		1.16	(.08)	(6.9)
Diluted EPS	1.07		1.14	(.07)	(6.1)

Asset Quality Ratios
Loan loss allowance to total loans	1.30%		1.28
Net loans charged-off to average loans	.28		.26
Loan loss allowance to net charge-offs	4.83	x	5.01

Selected Average Balances
Assets	$22,069,634		20,144,291	1,925,343	9.6
Loans	12,823,971		12,349,955	474,016	3.8
Investment securities (1)	6,360,215		5,114,284	1,245,931	24.4
Core deposits	12,992,573		12,168,241	824,332	6.8
Stockholders’ equity	2,711,095		2,541,768	169,327	6.7

(1)	Average balances exclude the mark-to-market adjustment for Statement of Financial Accounting Standards No. 115.